EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Aftersoft Group, Inc. on Form SB-2, of our report dated October 13, 2006, on our audit of the financial statements of Aftersoft Group, Inc. as of June 30, 2006 and for each of the years in the two-year period then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2006. We also consent to the use of Corbin & Company, LLP's name as it appears under the caption "Experts."



                                    /s/ Corbin & Company, LLP
                                    ---------------------------------
                                        CORBIN & COMPANY, LLP
Irvine, California
February 16, 2007